News Release
EXHIBIT 99.1
SM ENERGY REPORTS FOURTH QUARTER AND FULL-YEAR 2025 FINANCIAL AND OPERATING RESULTS
Full-year 2025 results include record production and record operating cash flow and adjusted EBITDAX(1)
DENVER, Feb. 25, 2026 – SM Energy Company (the “Company” or “SM Energy”) (NYSE: SM) today reported financial and operating results for the fourth quarter and full-year 2025. Accompanying slides can be found on the Company’s website at sm-energy.com/investors/news-events/presentations. A conference call is scheduled for 8 a.m. MT/10 a.m. ET on February 26, 2026. Participation details can be found within this release.

“SM Energy enters its next chapter as a century‑strong, future‑ready company,” said President and CEO Beth McDonald. “In 2025, we delivered record cash flow from operations and record net production. We’ve built great momentum for 2026 with expanded scale and a clear strategic plan to create differentiating value. We’re rapidly integrating the combined business and unlocking meaningful synergies. With our recently announced $950 million South Texas asset divestiture at an accretive valuation, we are well on our way to achieving our $1.0 billion divestiture target to bolster the balance sheet and enhance return of capital.”
FULL-YEAR 2025:
▪Announced merger with Civitas Resources, which closed on January 30, 2026, and delivers enhanced scale and meaningful expected synergies
▪Net income of $648 million, $5.64 per diluted share; $623 million adjusted net income,(1) $5.42 per diluted share
▪Record operating cash flow of $2.01 billion; totaled $2.02 billion before net change in working capital, including change in certain long-term prepayments(1)
▪Record adjusted EBITDAX(1) of $2.26 billion, 13% higher than 2024, driven by record production and resilient margins, offsetting a 14% decline in benchmark oil price
▪Capital expenditures of $1.44 billion, adjusted for changes in accruals,(1) totaled $1.40 billion
▪Adjusted free cash flow(1) increased 28% year-over-year to $620 million
▪Record net production of 75.5 MMBoe, or 206.8 MBoe/d; up 21% year-over-year, of which 53% was oil
▪Reduced net debt(1) by $437 million and improved leverage to 1.05x net debt-to-adjusted EBITDAX(1) at year end despite lower oil prices than planned
▪Returned $104 million to stockholders through dividend payments and share buybacks; $648 million cumulative program return to date since 2022
▪Estimated net proved reserves totaled 673.0 MMBoe at December 31, 2025; 42% oil and 61% proved developed
▪Successfully integrated Uinta Basin assets, demonstrating technical ability to unlock value from stacked intervals
▪Subsequent to year-end, the Company announced the signing of an agreement to sell certain South Texas assets for $950 million, advancing deleveraging objectives and substantially achieving its $1.0 billion divestiture target

FOURTH QUARTER 2025:
▪Net income of $109 million, $0.95 per diluted share; $96 million adjusted net income,(1) $0.83 per diluted share
▪Operating cash flow of $452 million, totaled $445 million before net change in working capital, including change in certain long-term prepayments(1)
▪Adjusted EBITDAX(1) of $509 million
▪Lower cash operating costs, 13% below guidance mid-point, primarily related to lower lease operating expenses and ad valorem taxes
▪Capital expenditures of $216 million, adjusted for changes in accruals,(1) totaled $247 million, reflecting accelerated facility investments
▪Adjusted free cash flow(1) of $198 million
▪Net production of 19.0 MMBoe, or 206.9 MBoe/d (52% oil), was in-line with guidance and reflects modest weather impacts and timing of completions
For additional operating metrics and asset-level detail, please see the Financial Highlights section below and the accompanying slides on the Company’s website at sm-energy.com/investors/news-events/presentations.
Refer to release titled “SM ENERGY PROVIDES 2026 OUTLOOK” for the Company’s 2026 outlook, full-year 2026 and first quarter 2026 guidance, and details on strategic priorities, capital allocation, and operating plans.
CONFERENCE CALL AND WEBCAST
The Company plans to host a conference call and webcast at 8 a.m. MT/10 a.m. ET. on February 26, 2026. The call is accessible via:
▪Webcast (available live and for replay) – on the Company’s website at sm-energy.com/investors (replay accessible approximately 1 hour after the live call); or
▪Telephone - join the live conference call by registering at our conference call registration webpage. Dial-in for domestic toll free/International is 877-407-6050 / +1 201-689-8022.
DISCLOSURES
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words “anticipate,” “deliver,” “demonstrate,” "establish," “estimate,” “expects,” "goal," "generate," “maintain,” “objectives,” “optimize,” "target," and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, among other things, the Company’s 2026 plans and objectives; plans to enhance the Company’s return of capital program; expectations regarding increased scale; synergies and other cost savings resulting from the merger with Civitas Resources, including the expected timing and magnitude; plans to achieve the Company’s $1.0 billion divestiture target in 2026; and statements regarding the announced divestiture of certain South Texas assets (the “Transaction”), including the estimated timing and final purchase price, the Company's expectation that the remaining conditions to the closing of the Transaction will be satisfied or waived, and the Company's expectations regarding the application of the proceeds from the Transaction. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of SM Energy's most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission, specifically the 2025 Form 10-K. The forward-looking statements contained herein speak as of the date of this release. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.
RESERVES DISCLOSURE
The SEC requires oil and natural gas companies, in their filings with the SEC, to disclose estimated net proved reserves, which are those quantities of oil, natural gas and NGLs, that, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs and under existing economic conditions (using the trailing 12-month average first-day-of-the-month prices), operating methods and government regulations prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The SEC also permits the disclosure of separate estimates of probable or possible reserves that meet SEC definitions for such reserves; however, the Company currently does not disclose probable or possible reserves in its SEC filings.
Estimated net proved reserves attributable to the Company at December 31, 2025, are estimated utilizing SEC reserve recognition standards and pricing assumptions based on the trailing 12-month average first-day-of-the-month prices of $65.34 per Bbl of oil, $3.39 per MMBtu of natural gas, and $27.45 per Bbl of NGLs. At least 80% of the PV-10 of the Company’s estimate of its total estimated net proved reserves as of December 31, 2025, was audited by Ryder Scott Company, L.P.
FOOTNOTE 1: Indicates a non-GAAP measure or metric. Please refer to the "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" section in Financial Highlights, and the corresponding reconciliations to the most directly-comparable GAAP financial measures for additional information.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and NGLs in the states of Colorado, New Mexico, Texas and Utah. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
INVESTOR CONTACTS
Patrick Lytle, plytle@sm-energy.com, 303-864-2502
Meghan Dack, mdack@sm-energy.com, 303-837-2426

MEDIA CONTACT

media@sm-energy.com

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2025

Consolidated Balance Sheets
(in millions, except share data)	December 31,
ASSETS	2025	2024
Current assets:
Cash and cash equivalents	$368	$—
Accounts receivable	331	361
Derivative assets	83	49
Prepaid expenses and other	29	25
Total current assets	811	435
Property and equipment (successful efforts method):
Proved oil and gas properties	16,012	14,302
Accumulated depletion, depreciation, and amortization	(8,793)	(7,603)
Unproved oil and gas properties, net of valuation allowance of $12 and $33, respectively	460	765
Wells in progress	458	482
Other property and equipment, net of accumulated depreciation of $63 and $62, respectively	65	48
Total property and equipment, net	8,202	7,993
Noncurrent assets:
Derivative assets	6	4
Other noncurrent assets	234	145
Total noncurrent assets	240	149
Total assets	$9,253	$8,577
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$690	$760
Senior Notes, net	419	—
Derivative liabilities	2	7
Other current liabilities	58	22
Total current liabilities	1,169	790
Noncurrent liabilities:
Revolving credit facility	—	69
Senior Notes, net	2,296	2,708
Asset retirement obligations	150	145
Net deferred tax liabilities	724	545
Derivative liabilities	2	7
Other noncurrent liabilities	102	75
Total noncurrent liabilities	3,274	3,549
Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 114,630,905 and 114,461,934 shares, respectively	1	1
Additional paid-in capital	1,517	1,502
Retained earnings	3,291	2,735
Accumulated other comprehensive income (loss)	1	(1)
Total stockholders’ equity	4,810	4,237
Total liabilities and stockholders’ equity	$9,253	$8,577

Note: Prior year amounts may not calculate due to rounding.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2025

Consolidated Statements of Operations
(in millions, except per share data)	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Operating revenues and other income:
Oil, gas, and NGL production revenue	$702	$836	$3,138	$2,671
Other operating income	3	16	16	19
Total operating revenues and other income	705	852	3,154	2,690
Operating expenses:
Oil, gas, and NGL production expense	207	215	885	637
Depletion, depreciation, and amortization	319	261	1,207	809
Exploration (1)	18	16	57	64
General and administrative (1)	40	42	161	138
Net derivative (gain) loss(2)	(71)	20	(178)	(50)
Other operating expense	10	12	22	16
Total operating expenses	523	565	2,154	1,615
Income from operations	182	287	1,000	1,076
Interest expense	(43)	(46)	(173)	(141)
Interest income	2	1	3	32
Other non-operating expense	—	—	—	(1)
Income before income taxes	141	241	830	966
Income tax expense	(32)	(53)	(182)	(196)
Net income	$109	$188	$648	$770

Basic weighted-average common shares outstanding	115	114	115	115
Diluted weighted-average common shares outstanding	115	115	115	116
Basic net income per common share	$0.95	$1.65	$5.65	$6.71
Diluted net income per common share	$0.95	$1.64	$5.64	$6.67
Net dividends declared per common share	$0.20	$0.20	$0.80	$0.76

(1) Non-cash stock-based compensation included in:
Exploration expense	$2	$1	$6	$5
General and administrative expense	6	6	23	20
Total non-cash stock-based compensation	$8	$8	$29	$25

(2) The net derivative (gain) loss line item consists of the following:
Net derivative settlement gain	$(46)	$(22)	$(132)	$(69)
Net (gain) loss on fair value changes	(25)	43	(46)	19
Total net derivative (gain) loss	$(71)	$20	$(178)	$(50)

Note: Prior year amounts may not calculate due to rounding.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2025

Consolidated Statements of Stockholders' Equity
(in millions, except share data and dividends per share)

			Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	Common Stock
	Shares	Amount
Balances, December 31, 2023	115,745,393	$1	$1,565	$2,052	$(3)	$3,616
Net income	—	—	—	770	—	770
Other comprehensive income	—	—	—	—	1	1
Net cash dividends declared, $0.76 per share	—	—	—	(87)	—	(87)
Issuance of common stock under Employee Stock Purchase Plan	97,500	—	3	—	—	3
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	350,675	—	(7)	—	—	(7)
Stock-based compensation expense	39,557	—	25	—	—	25
Purchase of shares under Stock Repurchase Program	(1,771,191)	—	(85)	—	—	(85)
Balances, December 31, 2024	114,461,934	$1	$1,502	$2,735	$(1)	$4,237
Net income	—	—	—	648	—	648
Other comprehensive income	—	—	—	—	2	2
Net cash dividends declared, $0.80 per share	—	—	—	(92)	—	(92)
Issuance of common stock under Employee Stock Purchase Plan	167,027	—	3	—	—	3
Issuance of common stock upon vesting of RSUs, and settlement of PSUs, net of shares used for tax withholdings	364,456	—	(5)	—	—	(5)
Stock-based compensation expense	82,193	—	29	—	—	29
Purchase of shares under Stock Repurchase Program	(444,705)	—	(12)	—	—	(12)
Balances, December 31, 2025	114,630,905	$1	$1,517	$3,291	$1	$4,810

Note: Prior year amounts may not calculate due to rounding.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2025

Consolidated Statements of Cash Flows
(in millions)	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$109	$188	$648	$770
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation, and amortization	319	261	1,207	809
Stock-based compensation expense	8	8	29	25
Net derivative (gain) loss	(71)	20	(178)	(50)
Net derivative settlement gain	46	22	132	69
Amortization of deferred financing costs	2	3	10	7
Deferred income taxes	33	58	178	175
Other, net	(22)	(9)	(29)	(35)
Changes in working capital:
Accounts receivable	25	(89)	30	(86)
Prepaid expenses and other	5	(15)	1	(13)
Accounts payable and accrued expenses	(2)	131	(17)	109
Net cash provided by operating activities	452	578	2,011	1,783

Cash flows from investing activities:
Capital expenditures	(216)	(353)	(1,438)	(1,311)
Acquisition of proved and unproved oil and gas properties	(13)	(2,103)	(34)	(2,104)
Other, net	5	7	4	7
Net cash used in investing activities	(224)	(2,449)	(1,468)	(3,407)

Cash flows from financing activities:
Proceeds from revolving credit facility	—	1,019	1,570	1,019
Repayment of revolving credit facility	—	(950)	(1,638)	(950)
Net proceeds from Senior Notes	—	—	—	1,477
Cash paid to repurchase Senior Notes	—	—	—	(349)
Repurchase of common stock	—	(2)	(13)	(86)
Dividends paid	(23)	(23)	(92)	(85)
Net proceeds from sale of common stock	1	1	3	3
Other, net	—	(11)	(5)	(20)
Net cash provided by (used in) financing activities	(22)	34	(175)	1,008

Net change in cash, cash equivalents, and restricted cash	206	(1,837)	368	(616)
Cash, cash equivalents, and restricted cash at beginning of period	162	1,837	—	616
Cash, cash equivalents, and restricted cash at end of period	$368	$—	$368	$—

Note: Prior year amounts may not calculate due to rounding.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2025

Consolidated Statements of Cash Flows (Continued)
(in millions)	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Supplemental schedule of additional cash flow information and non-cash activities:
Operating activities:
Cash paid for interest, net of capitalized interest (1)	$(2)	$(5)	$(166)	$(88)
Investing activities:
Changes in capital expenditure accruals	$31	$9	$(39)	$(24)

(1) Cash paid for interest, net of capitalized interest during the year ended December 31, 2024, does not include $9 million in fees paid to secure firm commitments for senior unsecured bridge term loans, in connection with the Uinta Basin Acquisition.

DEFINITIONS OF NON-GAAP MEASURES AND METRICS AS CALCULATED BY THE COMPANY
To supplement the presentation of its financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain non-GAAP measures and metrics, which are used by management and the investment community to assess the Company’s financial condition, results of operations, and cash flows, as well as compare performance from period to period and across the Company’s peer group. The Company believes these measures and metrics are widely used by the investment community, including investors, research analysts and others, to evaluate and compare recurring financial results among upstream oil and gas companies in making investment decisions or recommendations. These measures and metrics, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures and metrics provided by others. A non-GAAP measure should not be considered in isolation or as a substitute for the most directly comparable GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. Reconciliations of each of the Company’s non-GAAP measures to the most directly comparable GAAP measure are presented below. These measures may not be comparable to similarly titled measures of other companies.
Adjusted EBITDAX: Adjusted EBITDAX is calculated as net income before interest expense, interest income, income taxes, depletion, depreciation, and amortization expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, and certain other items. Adjusted EBITDAX excludes certain items that the Company believes affect the comparability of operating results and can exclude items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is a non-GAAP measure that the Company believes provides useful additional information to investors and analysts, as a performance measure, for analysis of the Company’s ability to internally generate funds for exploration, development, acquisitions, and to service debt. The Company is also subject to financial covenants under the Company’s Credit Agreement, a material source of liquidity for the Company, based on Adjusted EBITDAX ratios. Please reference the Company’s 2025 Form 10-K for discussion of the Credit Agreement and its covenants.
Adjusted free cash flow: Adjusted free cash flow is calculated as net cash provided by operating activities before net change in working capital, including change in certain long-term prepayments, less capital expenditures before changes in accruals. The Company uses this measure as representative of the cash from operations, in excess of capital expenditures that provides liquidity to fund discretionary obligations such as debt reduction, returning cash to stockholders or expanding the business.
Adjusted net income and adjusted net income per diluted common share: Adjusted net income and adjusted net income per diluted common share excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as derivative gains and losses net of settlements, impairments, net (gain) loss on divestiture activity, gains and losses on extinguishment of debt, and accruals for non-recurring matters. The Company uses these measures to evaluate the comparability of the Company's ongoing operational results and trends and believes these measures provide useful information to investors for analysis of the Company's fundamental business on a recurring basis.
Net debt: Net debt is calculated as the total principal amount of outstanding senior notes plus amounts drawn on the revolving credit facility less cash and cash equivalents (also referred to as total funded debt). The Company uses net debt as a measure of financial position and believes this measure provides useful additional information to investors to evaluate the Company's capital structure and financial leverage.
Net debt-to-Adjusted EBITDAX: Net debt-to-Adjusted EBITDAX is calculated as Net Debt (defined above) divided by Adjusted EBITDAX (defined above) for the trailing twelve-month period (also referred to as leverage ratio). A variation of this calculation is a financial covenant under the Company’s Credit Agreement. The Company and the investment community may use this metric in understanding the Company’s ability to service its debt and identify trends in its leverage position. The Company reconciles the two non-GAAP measure components of this calculation.
Post-hedge: Post-hedge is calculated as the average realized price after the effects of commodity net derivative settlements. The Company believes this metric is useful to management and the investment community to understand the effects of commodity net derivative settlements on average realized price.

Pre-Tax PV-10: Pre-Tax PV-10 is the present value of estimated future revenue to be generated from the production of estimated net proved reserves, net of estimated production and future development costs, based on prices used in estimating the proved reserves and costs in effect as of the date indicated (unless such costs are subject to change pursuant to contractual provisions), without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expenses, or depreciation, depletion, and amortization, discounted using an annual discount rate of 10 percent. While this measure does not include the effect of income taxes as it would in the use of the standardized measure of discounted future net cash flows calculation, it does provide an indicative representation of the relative value of the Company on a comparative basis to other companies and from period to period. This measure is presented because management believes it provides useful information to investors for analysis of the Company's fundamental business on a recurring basis.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2025

Production Data
	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2025	2024	Percent Change	2025	2024	Percent Change
Realized sales price (before the effect of net derivative settlements):
Oil (per Bbl)	$58.17	$69.34	(16)%	$63.52	$74.49	(15)%
Gas (per Mcf)	$1.81	$2.19	(17)%	$2.35	$1.82	29%
NGLs (per Bbl)	$20.67	$24.49	(16)%	$22.22	$23.01	(3)%
Equivalent (per Boe)	$36.92	$43.68	(15)%	$41.58	$42.81	(3)%
Realized sales price (including the effect of net derivative settlements): (1)(2)
Oil (per Bbl)	$60.83	$70.54	(14)%	$65.18	$74.92	(13)%
Gas (per Mcf)	$2.28	$2.50	(9)%	$2.79	$2.25	24%
NGLs (per Bbl)	$20.76	$24.01	(14)%	$22.01	$22.76	(3)%
Equivalent (per Boe)	$39.32	$44.85	(12)%	$43.32	$43.91	(1)%
Net production volumes: (2)
Oil (MMBbl)	10.0	9.8	1%	40.3	29.4	37%
Gas (Bcf)	39.4	39.1	1%	150.5	137.0	10%
NGLs (MMBbl)	2.5	2.8	(10)%	10.1	10.2	(1)%
Equivalent (MMBoe)	19.0	19.1	(1)%	75.5	62.4	21%
Average net daily production: (2)
Oil (MBbls per day)	108.4	106.9	1%	110.5	80.2	38%
Gas (MMcf per day)	428.3	424.8	1%	412.3	374.3	10%
NGLs (MBbls per day)	27.1	30.3	(10)%	27.6	27.9	(1)%
Equivalent (MBoe per day)	206.9	208.0	(1)%	206.8	170.5	21%
Per Boe data: (2)
Lease operating expense	$5.55	$5.35	4%	$5.71	$5.11	12%
Transportation costs	$3.67	$4.10	(10)%	$3.87	$2.68	44%
Production taxes	$1.41	$1.79	(21)%	$1.69	$1.86	(9)%
Ad valorem tax expense	$0.23	$(0.03)	867%	$0.46	$0.56	(18)%
General and administrative (3)	$2.10	$2.19	(4)%	$2.13	$2.22	(4)%
Net derivative settlement gain	$2.39	$1.17	104%	$1.75	$1.10	59%
Depletion, depreciation, and amortization	$16.73	$13.61	23%	$15.99	$12.97	23%

(1) Indicates a non-GAAP measure or metric. Please refer above to the section “Definitions of non-GAAP Measures and Metrics as Calculated by the Company” for additional information.
(2) Amounts and percentage changes may not calculate due to rounding.
(3) Includes non-cash stock-based compensation expense per Boe of $0.31 and $0.32 for the three months ended December 31, 2025, and 2024, respectively, and $0.30 and $0.32 for the twelve months ended December 31, 2025, and 2024, respectively.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2025

Adjusted EBITDAX Reconciliation (1)
(in millions)

Reconciliations of net income (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDAX (non-GAAP):	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (GAAP)	$109	$188	$648	$770
Interest expense	43	46	173	141
Interest income	(2)	(1)	(3)	(32)
Income tax expense	32	53	182	196
Depletion, depreciation, and amortization	319	261	1,207	809
Exploration (2)	17	15	51	59
Stock-based compensation expense	8	8	29	25
Net derivative (gain) loss	(71)	20	(178)	(50)
Net derivative settlement gain	46	22	132	69
Other, net	8	(2)	14	—
Adjusted EBITDAX (non-GAAP)	$509	$611	$2,255	$1,987
Interest expense	(43)	(46)	(173)	(141)
Interest income	2	1	3	32
Income tax expense	(32)	(53)	(182)	(196)
Exploration (2)(3)	(17)	(15)	(51)	(50)
Amortization of deferred financing costs	2	3	10	7
Deferred income taxes	33	58	178	175
Other, net	(30)	(7)	(42)	(44)
Net change in working capital	28	27	13	11
Net cash provided by operating activities (GAAP)	$452	$578	$2,011	$1,783

Note: Prior year amounts may not calculate due to rounding.
(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) Stock-based compensation expense is a component of the exploration expense and general and administrative expense line items on the accompanying consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the accompanying consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.

(3) For the three and twelve months ended December 31, 2024, amount excludes certain capital expenditures related to one well deemed non-commercial.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2025

Reconciliation of Net Income to Adjusted Net Income (1)
(in millions, except per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (GAAP)	$109	$188	$648	$770
Net derivative (gain) loss	(71)	20	(178)	(50)
Net derivative settlement gain	46	22	132	69
Other, net	8	(2)	14	—
Tax effect of adjustments (2)	4	(9)	7	(4)
Adjusted net income (non-GAAP)	$96	$220	$623	$785

Diluted net income per common share (GAAP)	$0.95	$1.64	$5.64	$6.67
Net derivative (gain) loss	(0.63)	0.18	(1.55)	(0.43)
Net derivative settlement gain	0.40	0.19	1.15	0.59
Other, net	0.08	(0.02)	0.12	—
Tax effect of adjustments (2)	0.03	(0.08)	0.06	(0.04)
Adjusted net income per diluted common share (non-GAAP)	$0.83	$1.91	$5.42	$6.80

Basic weighted-average common shares outstanding	115	114	115	115
Diluted weighted-average common shares outstanding	115	115	115	116

Note: Totals may not calculate due to rounding.

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) The tax effect of adjustments for the three months ended December 31, 2025, and 2024, was calculated using a tax rate of 22.1% and 21.8%, respectively, and 22.1% and 21.9% for the twelve months ended December 31, 2025, and 2024, respectively. These rates approximate the Company's statutory tax rate for the respective periods, as adjusted for ordinary permanent differences.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2025

Net Production by Operating Area
Fourth Quarter 2025
	Midland Basin	South Texas	Uinta Basin	Total
Oil (MMBbl / MBbl/d)	4.8 / 52.6	1.8 / 19.1	3.4 / 36.6	10.0 / 108.4
Natural Gas (Bcf / MMcf/d)	17.4 / 189.2	18.6 / 202.7	3.4 / 36.5	39.4 / 428.3
NGLs (MMBbl / MBbl/d)	— / —	2.5 / 27.0	— / —	2.5 / 27.1
Total (MMBoe / MBoe/d)	7.7 / 84.2	7.4 / 79.9	3.9 / 42.7	19.0 / 206.9
Note: Totals may not calculate due to rounding.

Full-Year 2025
	Midland Basin	South Texas	Uinta Basin	Total
Oil (MMBbl / MBbl/d)	19.2 / 52.5	7.3 / 20.0	13.9 / 38.0	40.3 / 110.5
Natural Gas (Bcf / MMcf/d)	66.3 / 181.7	71.7 / 196.3	12.5 / 34.3	150.5 / 412.3
NGLs (MMBbl / MBbl/d)	— / —	10.1 / 27.6	— / —	10.1 / 27.6
Total (MMBoe / MBoe/d)	30.2 / 82.8	29.3 / 80.3	15.9 / 43.7	75.5 / 206.8
Note: Totals may not calculate due to rounding.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2025

Regional Net Proved Oil and Gas Reserve Quantities

	Midland Basin	South Texas	Uinta Basin	Total
Year-end 2025 estimated net proved reserves
Oil (MMBbl)	117.0	74.3	92.6	283.9
Gas (Bcf)	583.0	906.3	109.2	1,598.5
NGL (MMBbl)	0.1	122.5	—	122.6
MMBoe	214.2	347.9	110.9	673.0
% Proved developed	80%	55%	44%	61%

Note: Totals may not calculate due to rounding.

Pre-Tax PV-10 Reconciliation (1)
(in millions)
	As of December 31,
Reconciliation of standardized measure of discounted future net cash flows (GAAP) to Pre-tax PV-10 (non-GAAP):	2025	2024
Standardized measure of discounted future net cash flows (GAAP)	$5,956	$7,268
Add: 10 percent annual discount, net of income taxes	4,318	5,019
Add: future undiscounted income taxes	1,539	1,796
Pre-tax undiscounted future net cash flows	11,813	14,083
Less: 10 percent annual discount without tax effect	(4,966)	(5,727)
Pre-tax PV-10 (non-GAAP)	$6,847	$8,356

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.

Reconciliation of Total Principal Amount of Debt to Net Debt (1)
(in millions)
	As of December 31,
	2025	2024
Principal amount of Senior Notes (2)	$2,736	$2,736
Revolving credit facility (2)	—	69
Total principal amount of debt (GAAP)	2,736	2,805
Less: Cash and cash equivalents	368	—
Net debt (non-GAAP)	$2,368	$2,805

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) Amounts are from Note 5 - Long-Term Debt in Part II, Item 8 of the Company's 2025 Form 10-K.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2025

Adjusted Free Cash Flow (1)
(in millions)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities (GAAP)	$452	$578	$2,011	$1,783
Net change in working capital, including change in certain long-term prepayments	(7)	(27)	8	(11)
Cash flow from operations before net change in working capital, including change in certain long-term prepayments (non-GAAP)	445	551	2,019	1,771

Capital expenditures (GAAP)	216	353	1,438	1,311
Changes in capital expenditure accruals	31	9	(39)	(24)
Capital expenditures before changes in accruals (non-GAAP)	247	362	1,399	1,286

Adjusted free cash flow (non-GAAP)	$198	$189	$620	$485

Note: Prior year amounts may not calculate due to rounding.
(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.